Exhibit 10.1

Cardiotech International, Inc.

78-E Olympia Avenue

Woburn, MA 01801

781-933-4772

April 7, 2003

To:                              GISH BIOMEDICAL, INC. (GISH)

REGISTERED HOLDERS OF COMMON STOCK

RE:                              Notice of Consummation of Acquisition of

Gish Biomedical, Inc. by Cardiotech International, Inc.

The purpose of this letter is to notify you that the merger contemplated by the Merger Agreement, dated October 25, 2002, among Cardiotech International, Inc., Gish Biomedical, Inc. and Gish Acquisition Corp., closed on April 7, 2003 (the “Effective Date”).

As of that date, each issued and outstanding share of Common Stock of Gish has the right to receive 1.3422 shares of Common Stock of Cardiotech International, Inc. Fractional shares, have the right to receive a proportionate cash payment at the rate of $1.5124 per whole share.

The American Stock Transfer and Trust Company of New York, New York, has been designated as the Transfer Agent to accept your Gish stock certificate(s) and to exchange such for Cardiotech International, Inc. Common Stock. As of the close of business on the Effective Date, your name was listed on the Gish stock transfer books as the record holder of certificate(s) representing the number of shares of Common Stock reflected beneath your name on the enclosed Letter of Transmittal.

Upon surrender to American Stock Transfer and Trust Company of your Gish stock certificate(s), together with a completed and duly executed Letter of Transmittal, the Transfer Agent will promptly issue to you the proper number of shares of Cardiotech Common Stock. Fractional shares of Cardiotech Common Stock will not be issued for any fractional share to which you may be entitled. Instead you will proportionately receive $1.5124 per whole share.

The means of delivery of your certificate(s), and the risk of loss in case of failure to deliver, are your responsibility. An American Stock Transfer and Trust Company self-addressed, return envelope is enclosed should you desire to use it to deliver your certificates to the Transfer Agent. Registered mail is recommended, with a return receipt requested, properly insured.

Yours very truly,

/s/ Dr. Michael Szycher
Dr. Michael Szycher
Chairman